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                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the following with respect to Post-effective Amendment No. 6 to the Registration Statement (No. 33-58502) on Form N-4 under the Securities Act of 1933 of Variable Account A of American International Life Assurance Company of New York.

         1. The inclusion of our report dated February 5, 1999 relating to our audits of the financial statements of of American International Life Assurance Company of New York in the Statements of Additional Information.

         2. The inclusion of our report dated March 12, 1999 relating to our audit of the financial statements of Variable Account A in the Statement of Additional Information.

         3. The incorporation by reference into the Prospectus of our reports relating to our audits of the financial statements of of American International Life Assurance Company of New York and Variable Account A.

         4.  The   reference   to  our  firm  under  the  heading   "Independent
Accountants." in the Statement of Additional Information.

/s/ PriceWaterhouseCoopers LLP
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PriceWaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania

April 23, 1999